 Exhibit 10.3

DEBT ASSUMPTION AGREEMENT

This DEBT ASSUMPTION AGREEMENT (this “Agreement”), dated effective as of September 18, 2017 (the “Effective Date”), is by and among Lazarus Energy Holdings, LLC, a Delaware limited liability company (“LEH”), Lazarus Energy, LLC, a Delaware limited liability company (“LE”), and John H. Kissick, whose address is c/o Ares Management, LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067 (“Kissick”).

WHEREAS, LEH is the obligor on certain notes (as such notes have been amended, modified or supplemented to the Effective Date, the “LEH Notes”) issued pursuant to that certain Note Purchase Agreement, dated as of February 21, 2007, by and among LEH, the other Issuers (as defined therein), the Initial Noteholders (as defined therein) and the Gatehouse Guarantor (as defined therein) (as such Note Purchase Agreement has been amended, modified or supplemented to the Effective Date, the “LEH Note Purchase Agreement”);

WHEREAS, as of the Effective Date, (i) the sum of the aggregate principal amount of and accrued and unpaid interest on the LEH Notes is $3,677,953 (the “LEH Note Balance”) and (ii) Kissick is the holder of all of the LEH Notes;

WHEREAS, LE is the Maker of that certain Promissory Note, dated as of June 1, 2006, under which Notre Dame Investors, Inc. was the original Payee (as such Promissory Note has been amended, modified or supplemented to the Effective Date, the “LE Note”);

WHEREAS, as of the Effective Date, Kissick is the Payee of the LE Note;

WHEREAS, on the Effective Date, LEH paid, on LE’s behalf, certain obligations of LE totaling $3,648,742 (the “LEH Payment”) under that certain Letter Agreement dated as of the Effective Date among GEL Tex Marketing, LLC, LE, Blue Dolphin Energy Company, LEH and Jonathan Carroll;

WHEREAS, LE and LEH intend that, as of the Effective Date and in consideration of LEH’s making of the LEH Payment on LE’s behalf, LE will assume LEH’s obligations in respect of the LEH Note Balance by means of (i) the cancelation of the LEH Notes and (ii) the increase of the principal amount of the LE Note by the amount of the LEH Note Balance, each on the terms set forth herein (the “Debt Assumption”);

WHEREAS, Kissick is willing to agree to Debt Assumption;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Acknowledgement of LEH Payment. LE hereby acknowledges that LEH made the LEH Payment on LE’s behalf. LEH hereby agrees that the Debt Assumption constitutes full satisfaction of any and all obligations of LE to LEH in respect of the LEH Payment.

2. Amendment of the LE Note. To effect the Debt Assumption, contemporaneously with the execution and delivery of this Agreement by the parties hereto, LE and Kissick shall enter into the Sixth Amendment to Promissory Note in the form attached hereto as Exhibit A effective as of the Effective Date (the “LE Note Amendment”).

3. Cancellation of LEH Notes.

(a) Kissick and LEH agree that, effective as of the Effective Date and immediately upon the execution and delivery by LE and Kissick of the LE Note Amendment, and without further action by Kissick or LEH, (i) the LEH Notes and the indebtedness represented thereby shall be canceled, (ii) all amounts owed by LEH under the LEH Notes and the LEH Note Purchase Agreement shall be deemed paid and discharged in full, and (iii) neither LEH nor Kissick shall have any further obligations, liabilities, duties or rights under the LEH Notes and the LEH Note Purchase Agreement.

(b) Without limitation of the foregoing, Kissick hereby releases and forever discharges LEH and its affiliates from any and all obligations arising under the LEH Notes and the LEH Note Purchase Agreement and from any and all manner of actions, suits, claims and demands whatsoever that Kissick has or may have against LEH or its affiliates, arising out of or in any way connected to the LEH Notes and the LEH Note Purchase Agreement, in each case whether arising before, on or after the Effective Date. For the avoidance of doubt, the foregoing release shall not extend to any rights of Kissick under the LE Note and the LE Note Amendment. Further, and without limitation of the foregoing, Kissick agrees that, from and after the Effective Date, Kissick shall have no recourse to LEH for payment of the LEH Note Balance.

(c) Without limitation of the foregoing, LEH hereby releases and forever discharges Kissick and his affiliates from any and all obligations arising under the LEH Notes and the LEH Note Purchase Agreement and from any and all manner of actions, suits, claims and demands whatsoever that LEH has or may have against Kissick or his affiliates, arising out of or in any way connected to the LEH Notes and the LEH Notes Agreement, in each case whether arising before, on or after the Effective Date. For the avoidance of doubt, the foregoing release shall not extend to any rights of LE under the LE Note and the LE Note Amendment.

4. Representations and Warranties.

(a) Representations and Warranties of LEH. LEH hereby represents and warrants to LE and Kissick that:

(i) LEH has been duly organized and is validly existing and in good standing under the laws of the State of Delaware.

(ii) LEH is duly qualified as a foreign entity and in good standing in each jurisdiction where such qualification is required, except to the extent the failure to be so qualified or in good standing would not have a material adverse effect on the ability of LEH to execute, deliver and perform its obligations under this Agreement.

(iii) LEH has the limited liability company power and authority to execute, deliver and perform its obligations under this Agreement.

(iv) The execution and delivery of this Agreement by LEH and the performance by LEH of its obligations hereunder have been duly authorized by all necessary limited liability company action on the part of LEH.

(v) This Agreement has been duly executed and delivered by LEH.

(vi) Assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of LEH, enforceable against LEH in accordance with its terms.

(vii) The execution and delivery of this Agreement by LEH and the performance by LEH of its obligations hereunder do not (i) conflict with or violate any provision of the certificate of formation or limited liability company agreement of LEH, (ii) conflict with, violate or result in a breach or default (with or without due notice or lapse of time or both) under any contract or other instrument to which LEH is a party or by which LEH or any of its properties is bound, (iii) violate any judgment, order, ruling or decree applicable to LEH as a party in interest, (iv) violate any laws or regulations applicable to LEH or (v) require that LEH obtain any consent or authorization of, or make any filing with, any person, entity or governmental authority.

(b) Representations and Warranties of LE. LE hereby represents and warrants to LEH and Kissick that:

(i) LE has been duly organized and is validly existing and in good standing under the laws of the State of Delaware.

(ii) LE is duly qualified as a foreign entity and in good standing in each jurisdiction where such qualification is required, except to the extent the failure to be so qualified or in good standing would not have a material adverse effect on the ability of LE to execute, deliver and perform its obligations under this Agreement and the LE Note Amendment.

(iii) LE has the limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and the LE Note Amendment.

(iv) The execution and delivery of this Agreement and the LE Note Amendment by LE and the performance by LE of its obligations hereunder and thereunder have been duly authorized by all necessary limited liability company action on the part of LE.

(v) This Agreement and the LE Note Amendment have been duly executed and delivered by LE.

(vi) Assuming the due authorization, execution and delivery of this Agreement and the LE Note Amendment by the other parties hereto and thereto, this Agreement and the LE Note Amendment constitute the legal, valid and binding obligations of LE, enforceable against LE in accordance with their terms.

(vii) The execution and delivery of this Agreement and the LE Note Amendment by LE and the performance by LE of its obligations hereunder and thereunder do not (i) conflict with or violate any provision of the certificate of formation or limited liability company agreement of LE, (ii) conflict with, violate or result in a breach or default (with or without due notice or lapse of time or both) under any contract or other instrument to which LE is a party or by which LE or any of its properties is bound, (iii) violate any judgment, order, ruling or decree applicable to LE as a party in interest, (iv) violate any laws or regulations applicable to LE or (v) require that LE obtain any consent or authorization of, or make any filing with, any person, entity or governmental authority.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any conflict or choice of law provision that would result in the imposition of the laws of another state.

6. Further Assurances. The parties hereto agree to execute, acknowledge and deliver, as appropriate and commercially reasonable, any and all such other and additional instruments, notices and other documents and to perform such other acts as may be reasonably necessary to give full effect to the transactions contemplated by this Agreement and the LE Note Amendment.

7. Counterparts and Headings. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

8. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

9. Amendment and Waivers. No amendment to or rescission, termination or discharge of this Agreement shall be effective unless it is in writing and signed by each party to this Agreement. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party granting such waiver.

10. Successors and Assigns; Third Party Beneficiaries. This Agreement or any rights or obligations hereunder, may not be assigned by any party hereto without the prior written consent of each of the other parties hereto. All provisions of this Agreement by or for the benefit of any party hereto shall bind and inure to the benefit of such party’s successors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person or entity other than the parties hereto and their respective successors and permitted assigns, except that the provisions of Sections 3(b) and 3(c) relating to releases of affiliates of parties hereto shall be to the benefit of such affiliates.

11. Entire Agreement. This Agreement, together with the other agreements and instruments referred to herein, constitutes the entire agreement and understanding of the parties hereto with respect to the matters that are the subject of this Agreement and supersedes all prior agreements and understandings, whether written or oral, with respect to such matters.

[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned parties effective as of the Effective Date.

LAZARUS ENERGY HOLDINGS, LLC
By:	/s/ JONATHAN CARROLL
Name:	Jonathan Carroll
Title:	Managing Member

LAZARUS ENERGY, LLC
By:	/s/ JONATHAN CARROLL
Name:	Jonathan Carroll
Title:	President

/s/ JOHN H. KISSICK
JOHN H. KISSICK

Signature Page to Debt Assumption Agreement

EXHIBIT A

SIXTH AMENDMENT TO PROMISSORY NOTE